Exhibit 99.1

Kris Pugsley	Parag Agarwal
Corporate/Media Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	Investor@onsemi.com

ON Semiconductor Reports Third Quarter 2016 Results

For the third quarter of 2016, highlights include:

•	Total revenues of $950.9 million

•	GAAP gross margin of 34.6 percent and non-GAAP gross margin of 35.9 percent

•	GAAP operating margin of 4.9 percent, and non-GAAP operating margin of 12.9 percent

•	Closed acquisition of Fairchild Semiconductor

PHOENIX, Ariz. – Nov. 6, 2016 – ON Semiconductor Corporation (Nasdaq: ON) today announced that total revenues in the third quarter of 2016 were $950.9 million, up approximately eight percent compared to the second quarter of 2016. Third quarter revenue includes contribution of approximately $53 million from our acquisition of Fairchild Semiconductor, which closed on September 19, 2016. However, divestiture of the Ignition IGBT, TVS diodes and Thyristor product lines negatively impacted revenue by approximately $5 million for the third quarter.

During the third quarter of 2016, the company reported GAAP net income of $10.1 million, or $0.02 per diluted share. Third quarter GAAP income before income taxes was $87.3 million as compared to $33.4 million in the second quarter. Third quarter 2016 non-GAAP income before income taxes was $107.3 million, compared to $96.7 million for the second quarter of 2016. Cash paid for taxes for the third quarter was approximately $6.5 million, as compared to $7.3 million in the second quarter. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additional information on revenue by end market, region, distribution channel, business units and share count can be found on the “Investor Relations” section of our website.

Third quarter GAAP gross margin was 34.6 percent, and non-GAAP gross margin in the third quarter was 35.9 percent. For the third quarter of 2016, GAAP operating margin was 4.9 percent, and non-GAAP operating margin was 12.9 percent.

Adjusted EBITDA for the third quarter of 2016 was $180.2 million. Adjusted EBITDA for the second quarter of 2016 was $161.7 million.

“The acquisition of Fairchild positions ON Semiconductor as a highly diversified and broad based supplier of analog and power semiconductors, and marks an inflection point in our quest to become a leader in the analog and power management semiconductor market.” said Keith Jackson, president and CEO of ON Semiconductor. “Following the close of the transaction, our assessment of Fairchild fully confirms our strategic and financial rationale for the acquisition, and I am very pleased to report that as of now, we are tracking significantly ahead of our announced synergy targets.”

“Business conditions remain steady across most end-markets and geographies. Our momentum in key end-markets remains strong and with increased scale and an expanded product portfolio, we are well positioned to drive top-line growth, margin expansion and meaningfully higher free cash flow going forward.”

FOURTH QUARTER 2016 OUTLOOK

“Based on product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenue will be approximately $1,190 to $1,240 million in the fourth quarter of 2016,” Jackson said. “Backlog levels for the fourth quarter of 2016 represent approximately 80 to 85 percent of our anticipated fourth quarter 2016 revenue. The outlook for the fourth quarter of 2016 includes stock-based compensation expense of approximately $13 million to $15 million. Net cash paid for income taxes is expected to be $7 million to $11 million.”

In consideration of new and revised Compliance & Disclosure Interpretations on the use of non-GAAP financial metrics and reporting by U.S. listed companies from the U.S. Securities and Exchange Commission, the company re-evaluated its use of non-GAAP financial information. As a result of that re-evaluation, starting with the third quarter of 2016, the company will limit its forward guidance to the following GAAP financial information: Revenue; Gross Margin; Operating Expenses; Other Income and Expense; Diluted Share Count; and Net Cash Paid for Income Taxes. In addition, the company will limit the non-GAAP financial measures in its forward guidance and subsequent results to non-GAAP Gross Margin, non-GAAP Operating Expenses, and non-GAAP Other Income and Expense.

The following table outlines ON Semiconductor’s projected fourth quarter of 2016 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR FOURTH QUARTER 2016 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$1,190 to $1,240 million		$1,190 to $1,240 million
Gross Margin	27.4% to 29.5%	6.1% to 6.2%	33.6% to 35.6%
Operating Expenses	$327 to $359 million	$54 to $72 million	$273 to $287 million
Other Income and Expense (including interest expense), net	$40 to $43 million	$6 to $7 million*	$34 to $36 million
Diluted Share Count **	424 million		424 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.

***	Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items could change significantly and are subject to swings from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact of these special items. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9:00 a.m. Eastern Time (EST) on November 7, 2016, to discuss this announcement and ON Semiconductor’s results for the third quarter of 2016. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 1373997.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance; economic conditions and markets (including current financial conditions); effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks; enforcement and protection of our IP rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; legislative, regulatory and economic developments; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases, or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the SEC for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses); risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements, including laws, rules and regulations related to taxes; risks involving environmental or other governmental regulation; and risks associated with our recent acquisition of Fairchild, including: (1) IP litigation matters relating to Fairchild and litigation challenging the transaction; (2) our ability to retain key personnel; (3) competitive responses to the transaction; (4) unexpected costs, charges or expenses resulting from the transaction; (5) adverse reactions or changes to business relationships resulting from the transaction; (6) our ability to realize the benefits of the acquisition of Fairchild; (7) delays, challenges and expenses associated with integrating the businesses; and (8) our ability to comply with the terms of the indebtedness incurred in connection with the transaction. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2015 Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should carefully consider the trends, risks and uncertainties described in this document, the 2015 Annual Report on Form 10-K filed with the SEC on February 24, 2016 (“2015 Form 10-K”) and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Revenues	$950.9	$877.8	$904.2	$2,645.9	$2,655.5
Cost of revenues (exclusive of amortization shown below)	621.9	569.9	595.7	1,733.5	1,742.2

Gross profit	329.0	307.9	308.5	912.4	913.3
Gross margin	34.6%	35.1%	34.1%	34.5%	34.4%
Operating expenses:
Research and development	111.5	103.0	104.9	312.5	305.7
Selling and marketing	56.7	52.7	52.3	158.6	156.0
General and administrative	67.6	46.0	44.9	158.1	136.6
Amortization of acquisition-related intangible assets	24.7	23.5	33.6	71.9	101.1
Restructuring, asset impairments and other, net	21.8	5.2	3.3	28.7	4.5
Intangible asset impairment	—	2.2	0.1	2.2	3.8

Total operating expenses	282.3	232.6	239.1	732.0	707.7

Operating income	46.7	75.3	69.4	180.4	205.6

Other income (expense), net:
Interest expense	(46.7)	(42.1)	(14.9)	(104.4)	(34.8)
Interest income	1.4	2.1	0.2	3.8	0.8
Gain on divestiture of business	92.2	—	—	92.2	—
Loss on modification or extinguishment of debt	(6.3)	—	—	(6.3)	(0.4)
Other	—	(1.9)	2.1	(3.3)	7.9

Other (expense) income, net	40.6	(41.9)	(12.6)	(18.0)	(26.5)

Income before income taxes	87.3	33.4	56.8	162.4	179.1
Income tax provision	(76.7)	(7.6)	(10.0)	(89.6)	(25.1)

Net income	10.6	25.8	46.8	72.8	154.0
Less: Net income attributable to non-controlling interest	(0.5)	(0.7)	(0.5)	(1.6)	(1.9)

Net income attributable to ON Semiconductor Corporation	$10.1	$25.1	$46.3	$71.2	$152.1

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.02	$0.06	$0.11	$0.17	$0.36

Diluted	$0.02	$0.06	$0.11	$0.17	$0.35

Weighted average common shares outstanding:
Basic	415.8	414.9	413.7	414.4	424.0

Diluted	419.8	417.6	417.5	417.6	431.3

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	September 30, 2016	July 1, 2016	December 31, 2015
Assets
Cash and cash equivalents	$880.5	$588.1	$617.6
Receivables, net	675.1	487.4	426.4
Inventories	1,083.1	750.2	750.4
Other current assets	163.7	96.1	97.1

Total current assets	2,802.4	1,921.8	1,891.5
Restricted cash	—	2,235.8	—
Property, plant and equipment, net	2,074.6	1,277.2	1,274.1
Goodwill	1,000.8	270.6	270.6
Intangible assets, net	778.1	276.8	325.8
Deferred tax assets	50.8	41.2	44.5
Other assets	84.2	74.4	63.1

Total assets	$6,790.9	$6,097.8	$3,869.6

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$407.5	$302.5	$337.7
Accrued expenses	429.2	302.6	246.2
Deferred income on sales to distributors	120.6	118.7	112.0
Current portion of long-term debt	540.6	536.7	543.4

Total current liabilities	1,497.9	1,260.5	1,239.3
Long-term debt	3,095.7	2,935.1	850.5
Deferred tax liabilities	248.2	16.8	17.3
Other long-term liabilities	195.1	159.7	130.6

Total liabilities	5,036.9	4,372.1	2,237.7

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.4	5.4	5.3
Additional paid-in capital	3,478.1	3,457.1	3,420.3
Accumulated other comprehensive loss	(38.6)	(39.4)	(42.3)
Accumulated deficit	(638.2)	(648.3)	(709.4)
Less: Treasury stock, at cost	(1,076.1)	(1,073.9)	(1,065.7)

Total ON Semiconductor Corporation stockholders’ equity	1,730.6	1,700.9	1,608.2
Non-controlling interest in consolidated subsidiary	23.4	24.8	23.7

Total stockholders’ equity	1,754.0	1,725.7	1,631.9

Total liabilities and equity	$6,790.9	$6,097.8	$3,869.6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net income	$10.6	$25.8	$46.8	$72.8	$154.0
Adjusted for:
Restructuring, asset impairments and other, net	21.8	5.2	3.3	28.7	4.5
Intangible asset impairment	—	2.2	0.1	2.2	3.8
Interest expense	46.7	42.1	14.9	104.4	34.8
Interest income	(1.4)	(2.1)	(0.2)	(3.8)	(0.8)
Loss on modification or extinguishment of debt	6.3	—	—	6.3	0.4
Gain on sale of available-for-sale securities	—	—	(0.7)	—	(5.4)
Income tax provision (benefit)	76.7	7.6	10.0	89.6	25.1
Net income attributable to non-controlling interest	(0.5)	(0.7)	(0.5)	(1.6)	(1.9)
Depreciation and amortization	83.8	79.6	89.2	244.1	267.8
Amortization of fair market value step-up of inventory	11.9	—	—	11.9	—
Gain on divestiture of business	(92.2)	—	—	(92.2)	—
Adjustment to contingent consideration	(1.3)	—		(1.3)	—
Third party acquisition related costs	17.8	2.0	0.2	22.3	0.2

Adjusted EBITDA*	180.2	161.7	163.1	483.4	482.5
Increase (decrease):
Restructuring, asset impairments and other, net	(21.8)	(5.2)	(3.3)	(28.7)	(4.5)
Interest expense	(46.7)	(42.1)	(14.9)	(104.4)	(34.8)
Interest income	1.4	2.1	0.2	3.8	0.8
Gain on sale of available-for-sale securities	—	—	0.7	—	5.4
Income tax provision	(76.7)	(7.6)	(10.0)	(89.6)	(25.1)
Net income attributable to non-controlling interest	0.5	0.7	0.5	1.6	1.9
Amortization of fair market value step-up of inventory	(11.9)	—	—	(11.9)	—
Third party acquisition related costs	(17.8)	(2.0)	(0.2)	(22.3)	(0.2)
Loss (gain) on sale or disposal of fixed assets	0.4	0.3	0.4	0.6	(4.1)
Amortization of debt discount and issuance costs	3.4	3.0	1.0	7.4	1.9
Write-down of excess inventories	4.4	17.8	10.2	40.1	38.4
Payments for term debt modification	(26.4)	—	—	(26.4)	—
Non-cash asset impairment charges	—	—	—	—	0.2
Non-cash share-based compensation expense	14.2	16.1	10.9	41.9	36.3
Non-cash interest on convertible notes	6.6	6.5	6.4	19.6	11.2
Change in deferred taxes	62.3	2.1	0.5	65.5	0.1
Other	2.0	(4.9)	(0.4)	(1.4)	(5.5)
Changes in operating assets and liabilities	58.6	(44.3)	(36.8)	(27.4)	(191.1)

Net cash provided by operating activities	$132.7	$104.2	$128.3	$351.8	$313.4

Cash flows from investing activities:
Purchases of property, plant and equipment	$(35.9)	$(52.0)	$(64.5)	$(160.8)	$(204.8)
Proceeds from divestiture	104.0	—	—	104.0	—
Proceeds from sales of property, plant and equipment	—	0.1	0.1	0.4	10.4
Deposits utilized for purchases of property, plant and equipment	(1.3)	0.4	0.2	0.9	0.2
Purchase of business, net of cash acquired	(2,277.2)		(7.2)	(2,277.2)	(10.1)
Cash placed in escrow	—	(67.7)	—	(67.7)	(0.8)
Cash received from escrow	23.8	—	—	23.8	—
Proceeds from sale of available-for-sale securities	—	—	0.6	—	5.5
Proceeds from sale of held-to-maturity securities	—	—	—	—	2.0
Purchases of held-to-maturity securities	—	—	(0.1)	—	(0.8)
Change in restricted cash	0.8	1.0	(0.8)	1.8	—

Net cash used in investing activities	$(2,185.8)	$(118.2)	$(71.7)	$(2,374.8)	$(198.4)

Cash flows from financing activities:
Proceeds from issuance of common stock under the employee stock purchase plan	$3.9	$3.4	$3.9	$10.9	$10.9
Proceeds from exercise of stock options	2.9	0.6	1.4	5.1	25.1
Payments of tax withholding for restricted shares	(2.2)	(0.2)	(1.0)	(10.4)	(12.4)
Repurchase of common stock	—	—	(103.1)	—	(328.2)
Proceeds from debt issuance	2,572.4	5.0	52.2	2,581.9	808.1
Purchases of convertible note hedges	—	—	—	—	(108.9)
Proceeds from issuance of warrants	—	—	—	—	52.0
Payments of debt issuance and other financing costs	(3.4)	(3.1)	(0.9)	(6.5)	(20.4)
Repayment of long-term debt	(223.6)	(25.6)	(25.3)	(287.6)	(478.4)
Payment of capital lease obligations	(2.8)	(2.8)	(4.4)	(12.2)	(17.5)
Dividend to non-controlling shareholder of consolidated subsidiary	(1.9)	1.2	—	(1.9)	—

Net cash provided by (used in) financing activities	$2,345.3	$(21.5)	$(77.2)	$2,279.3	$(69.7)

Effect of exchange rate changes on cash and cash equivalents	$0.2	$4.1	$0.8	$6.6	$(0.2)

Net increase (decrease) in cash and cash equivalents	$292.4	$(31.4)	$(19.8)	$262.9	$45.1
Cash and cash equivalents, beginning of period	$588.1	$619.5	$576.6	$617.6	$511.7

Cash and cash equivalents, end of period	$880.5	$588.1	$556.8	$880.5	$556.8

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Nine Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$329.0	$307.9	$308.5	$912.4	$913.3

Special item:
a) Expensing of appraised inventory at fair market value step up	11.9	—	—	11.9	—

Total special items	11.9	—	—	11.9	—

Non-GAAP gross profit	$340.9	$307.9	$308.5	$924.3	$913.3

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	34.6%	35.1%	34.1%	34.5%	34.4%

Special item:
a) Expensing of appraised inventory at fair market value step up	1.3%	—%	—%	0.4%	—%

Total special items	1.3%	—%	—%	0.4%	—%

Non-GAAP gross margin	35.9%	35.1%	34.1%	34.9%	34.4%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$282.3	$232.6	$239.1	$732.0	$707.7

Special items:
a) Amortization of acquisition related intangible assets	(24.7)	(23.5)	(33.6)	(71.9)	(101.1)
b) Restructuring, asset impairments and other, net	(21.8)	(5.2)	(3.3)	(28.7)	(4.5)
c) Intangible asset impairments	—	(2.2)	(0.1)	(2.2)	(3.8)
d) Third party acquisition related costs	(17.8)	(2.0)	(0.2)	(22.3)	(0.2)

Total special items	(64.3)	(32.9)	(37.2)	(125.1)	(109.6)

Non-GAAP operating expenses	$218.0	$199.7	$201.9	$606.9	$598.1

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$46.7	$75.3	$69.4	$180.4	$205.6

Special items:
a) Expensing of appraised inventory at fair market value step up	11.9	—	—	11.9	—
b) Amortization of acquisition related intangible assets	24.7	23.5	33.6	71.9	101.1
c) Restructuring, asset impairments and other, net	21.8	5.2	3.3	28.7	4.5
d) Intangible asset impairments	—	2.2	0.1	2.2	3.8
e) Third party acquisition related costs	17.8	2.0	0.2	22.3	0.2

Total special items	76.2	32.9	37.2	137.0	109.6

Non-GAAP operating income	$122.9	$108.2	$106.6	$317.4	$315.2

	Quarter Ended			Nine Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):
GAAP operating margin	4.9%	8.6%	7.7%	6.8%	7.7%

Special items:
a) Expensing of appraised inventory at fair market value step up	1.3%	—%	—%	0.4%	—%
b) Amortization of acquisition related intangible assets	2.6%	2.7%	3.7%	2.7%	3.8%
c) Restructuring, asset impairments and other, net	2.3%	0.6%	0.4%	1.1%	0.2%
d) Intangible asset impairments	—%	0.3%	—%	0.1%	0.1%
e) Third party acquisition related costs	1.9%	0.2%	—%	0.8%	—%

Total special items	8.0%	3.7%	4.1%	5.2%	4.2%

Non-GAAP operating margin	12.9%	12.3%	11.8%	12.0%	11.9%

Reconciliation of GAAP income before income taxes to non-GAAP income before income taxes:
GAAP income before income taxes	$87.3	$33.4	$56.8	$162.4	$179.1

Special items:
a) Expensing of appraised inventory at fair market value	11.9	—	—	11.9	—
b) Amortization of acquisition related intangible assets (operating expenses)	24.7	23.5	33.6	71.9	101.1
c) Restructuring, asset impairments and other, net	21.8	5.2	3.3	28.7	4.5
d) Intangible asset impairments	—	2.2	0.1	2.2	3.8
e) Third party acquisition related costs	17.8	2.0	0.2	22.3	0.2
f) Loss on modification or extinguishment of debt	6.3	—	—	6.3	0.4
g) Gain on sale of available-for-sale securities	—	—	(0.7)	—	(5.4)
h) Non-cash interest on convertible notes	6.6	6.5	6.4	19.6	11.2
i) Pre-acquisition interest expense, net	24.4	23.9	—	48.3	—
j) Adjustment to contingent consideration	(1.3)			(1.3)
k) Gain on divestiture of business	(92.2)	—	—	(92.2)	—

h) Total special items	20.0	63.3	42.9	117.7	115.8

Non-GAAP income before income taxes	$107.3	$96.7	$99.7	$280.1	$294.9

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Nine Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Cost of revenues	$2.0	$2.1	$2.0	$6.0	$5.8
Research and development	2.9	2.9	2.2	8.3	7.0
Selling and marketing	2.6	2.5	2.2	7.2	6.7
General and administrative	6.7	8.6	4.5	20.4	16.8

Total share-based compensation expense	$14.2	$16.1	$10.9	$41.9	$36.3

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Profit and Operating Margin

The use of non-GAAP operating profit and operating margin allows management to evaluate, among other things, the operating margin and operating profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, amortization of intangible assets, third party acquisition related costs, and restructuring charges. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Income Before Income Taxes

The use of non-GAAP income before income taxes allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.

Diluted Share Count

In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.